Exhibit 99.1

                Atrion Reports Third Quarter Results;
                     Diluted EPS Increased by 30%

    ALLEN, Texas--(BUSINESS WIRE)--Oct. 28, 2004--Atrion Corporation (Nasdaq:ATRI) today announced that for the third quarter of 2004 diluted earnings per share were up 30% compared to the results for the third quarter of 2003. Revenues in the third quarter increased by 4% from the same prior-year period.
    Commenting on the Company's results, Emile A. Battat, Chairman and CEO, said, "Compared to the same quarter last year, sales in three of our major product areas, cardiovascular, fluid delivery, and other products, were significantly higher. As in the two prior quarters of this year, our growth in these areas was masked by declines in ophthalmology sales. The overall sales increase coupled with a higher gross profit margin percentage resulted in a 20% increase in operating income for the quarter over the comparable prior-year period. Our strong operating results, coupled with a lower effective tax rate in the current-year quarter, pushed our diluted earnings per share to a new quarterly record for the Company."
    Atrion's revenues for the quarter ended Sept. 30, 2004 were $16,704,000 compared with $16,117,000 for the same period in 2003. On a diluted per share basis, net income for the period increased to $.95 as compared to $.73 in the same quarter of last year.
    Revenues for the first nine months of 2004 increased 4% to $49,910,000 from $48,013,000 for the same period in 2003. Net income for the first nine months of 2004 was $2.52 per diluted share versus $2.07 in 2003, with gains from discontinued operations of $.09 per share in both periods.
    Additionally, the Company reported that Filtertek Inc., a subsidiary of ESCO Technologies Inc., has claimed that swabable valves manufactured by a Company subsidiary, Halkey-Roberts Corporation, infringe on Filteterk's patent. The parties are now engaged in litigation before the United States District Court in Tampa, Fla. Filtertek is seeking, among other things, damages and injunctive relief. The Company believes that swabable valves represent a major growth opportunity, and intends to vigorously defend its intellectual property. Halkey-Roberts has asked the court to declare that Filtertek's claims are without merit. Halkey-Roberts has also asked the court to invalidate Filtertek's patent.
    Atrion Corporation designs, develops, manufactures, sells and distributes products and components primarily to medical markets worldwide.
    The statements in this press release that are forward looking are based upon current expectations and actual results may differ materially. Such statements include, but are not limited to, Atrion's expectations regarding growth of swabable valve sales for the Company. Words such as "expects," "believes," "anticipates," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the effects of changing economic, business and technological conditions, market acceptance of the Company's products, the effects of governmental regulation, changes in research and development requirements, the impact of competition and other factors set forth in the Company's filings with the SEC.


                          ATRION CORPORATION
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)


                                 Three Months Ended  Nine Months Ended
                                    September 30,      September 30,
                                 ------------------- -----------------
                                    2004      2003     2004     2003
                                 ---------- -------- -------- --------
Revenues                           $16,704  $16,117  $49,910  $48,013
Cost of goods sold                  10,506   10,291   31,691   31,014
                                 ---------- -------- -------- --------
Gross profit                         6,198    5,826   18,219   16,999
Operating expenses                   3,981    3,971   12,037   11,714
                                 ---------- -------- -------- --------
Operating income                     2,217    1,855    6,182    5,285

Interest expense, net                  (12)     (30)     (33)    (106)
Other income, net                       --        5       45       --
                                 ---------- -------- -------- --------
Income from continuing operations
 before provision for income
 taxes                               2,205    1,830    6,194    5,179
Income tax provision                   449      500    1,708    1,551
                                 ---------- -------- -------- --------
Income from continuing operations    1,756    1,330    4,486    3,628
Gain on disposal of discontinued
 operations                             --       --      165      165
                                 ---------- -------- -------- --------
      Net income                    $1,756   $1,330   $4,651   $3,793
                                 ========== ======== ======== ========

Income per basic share:
   Income from continuing
    operations                       $1.02     $.79    $2.62    $2.11
   Gain on disposal of
    discontinued operations             --       --      .10      .10
                                 ---------- -------- -------- --------
      Net income per basic share     $1.02     $.79    $2.72    $2.21
                                 ========== ======== ======== ========

Weighted average basic shares
 outstanding                         1,716    1,683    1,710    1,716
                                 ========== ======== ======== ========

Income per diluted share:
   Income from continuing
    operations                        $.95     $.73    $2.43    $1.98
   Gain on disposal of
    discontinued operations             --       --      .09      .09
                                 ---------- -------- -------- --------
      Net income per diluted
       share                          $.95     $.73    $2.52    $2.07
                                 ========== ======== ======== ========

Weighted average diluted shares
 outstanding                         1,854    1,823    1,849    1,835
                                 ========== ======== ======== ========


                          ATRION CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   Sept. 30,  Dec. 31,
ASSETS                                               2004      2003
                                                  ----------- --------
                                                  (Unaudited)
Current assets:
   Cash and cash equivalents                            $446     $298
   Accounts receivable                                 8,100    6,226
   Inventories                                        13,047   11,314
       Deposit on land purchase                        3,750       --
   Prepaid expenses                                    1,368    1,894
   Deferred income taxes                                 760      760
                                                  ----------- --------
       Total Current Assets                           27,471   20,492

Property, plant and equipment, net                    24,831   24,189
Other assets                                          14,637   15,369
                                                  ----------- --------

                                                     $66,939  $60,050
                                                  =========== ========


LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities                                 9,174    6,689
   Line of credit                                      4,034    4,287
   Other non-current liabilities                       4,801    4,470
   Stockholders' equity                               48,930   44,604
                                                  ----------- --------

                                                     $66,939  $60,050
                                                  =========== ========

    CONTACT: Atrion Corporation, Allen
             Jeffery Strickland, 972-390-9800